UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 24, 2014

VYSTAR CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	000-53754	20-2027731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2484 Briarcliff Rd NE, #22, Suite 159, Atlanta, GA	30329
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(866) 674-5238, ext 1

3235 Satellite Blvd., Building 400, Suite 290, Duluth GA 30096

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATION OF AMENDMENT

The Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2014, erroneously reported that the Company had issued warrants to purchase 4,658,333,000 shares of common stock.  In fact, the warrants issued were for a total of 4,658,333 shares of common stock.  In order to correct such error, the following is the text of the corrected Item 3.02 which replaces the text of Item 3.02 in the initial filing.

Item 3.02	Unregistered Sales of Equity Securities.

 Beginning February 24, 2014 and ending on March 7, 2014, the Company issued 9,316,667 shares of common stock and warrants to purchase 4,658,333 shares of common stock to twelve (12) accredited investors in a private offering.  Total gross proceeds of the issuances were $279,500. No commissions were paid.  All warrants issued to investors (a) are exercisable at $.05 per share of common stock, (b) do not have cashless exercise rights, and (c) are exercisable for two years. The shares of common stock and warrants were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYSTAR CORPORATION
March 20, 2014	By: /s/ William R. Doyle________ William R. Doyle Chairman, President and Chief Executive Officer

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